Date: March 29, 2019

Investor Contact:	Media Contact:
Dennis Puma	Michael Kinney
732-938-1229	732-938-1031
dpuma@njresources.com	mkinney@njresources.com

NEW JERSEY NATURAL GAS FILES BASE RATE CASE WITH
THE NEW JERSEY BOARD OF PUBLIC UTILITIES

WALL, N.J. – As previously agreed to with the New Jersey Board of Public Utilities (BPU) in 2016, New Jersey Natural Gas (NJNG) today filed a base rate case that includes necessary cost recovery for operational and maintenance enhancements and critical investments in safety and environmental sustainability priorities.

The petition seeks a base rate increase of $128.2 million, which enables NJNG to maintain and enhance an industry-leading natural gas delivery system serving customers throughout Monmouth, Ocean, Morris, Middlesex and Burlington counties.

“We continuously invest in our natural gas infrastructure to safely operate a reliable and environmentally-responsible system that keeps over 544,000 customers’ homes warm and businesses running,” said Steve Westhoven, President and COO of New Jersey Natural Gas. “These investments periodically require base rate adjustments, achieved through a rigorous approval process with regulators, to ensure our customers have safe and reliable service when they need it. We look forward to the successful resolution of this base rate case that is in the best interest of our customers and our company.”

The proposed rate adjustment is necessary to cover the costs associated with the responsible operation of NJNG’s business, including its substantial infrastructure investments. Since its base rates were last approved by the BPU in 2016, NJNG has:

●	Invested more than $600 million to upgrade and enhance the safety and reliability of its transmission and distribution systems
●	Installed over 370 miles of new main to support safe and reliable service for its customers
●	Responsibly acted to keep its system safe and environmentally sound by retiring or replacing approximately 200 miles of aged infrastructure
●	Increased workforce and operating expenses to meet the needs of its customer base
●	Created the most environmentally-responsible natural gas delivery system in New Jersey with the fewest leaks-per-mile of any natural gas utility in the state

-more-

NEW JERSEY NATURAL GAS FILES BASE RATE CASE FILING WITH
THE NEW JERSEY BOARD OF PUBLIC UTILITIES

If approved in full, the monthly bill for a typical residential heating customer using 100 therms a month would go from $101.89 to $121.27, an increase of $19.38. Even with the proposed increase, customers’ bills would still be nearly 30 percent lower than 2008 bills due to the decline in wholesale natural gas prices.

Natural gas bills consist of two main parts. The delivery charge, which includes base rates, covers the cost of providing natural gas to customers, including maintaining its operations and delivery systems, as well as the ability to earn a fair return on capital investments, which helps support future upgrades to our systems. The second part is the Basic Gas Supply Service (BGSS), or the portion of the bill that goes toward purchasing the natural gas commodity itself. NJNG does not profit from the sale of the natural gas commodity, or BGSS, which is passed through to customers.

As a part of its filing, NJNG also is seeking permission for a Phase II proceeding to request rate recovery for the Southern Reliability Link (SRL) upon completion of the project. Approved by the BPU in 2016, the SRL is a 30-mile transmission pipeline project that will provide a new natural gas feed into Ocean County and significantly enhance the reliability and resiliency of NJNG’s delivery system. Construction of the project is underway; however, its anticipated 2020 in-service date falls outside the established period for inclusion for this filing. The company currently estimates an increase of approximately $28.6 million in the Phase II base rate adjustment associated with the completion of the SRL, which would add an additional $4.58 to the typical heating customers monthly bill.

Under normal conditions, the BPU’s review of NJNG rate filing could take between nine and 12 months.

In a separate filing with the BPU, NJNG submitted its annual recovery of costs associated with its New Jersey Reinvestment in System Enhancement and Safety Acceleration and Facility Enhancement II programs. If approved, the typical residential heating customer using 100 therms a month would see an increase of $1.35 on their monthly bill effective October 1, 2019.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, certain statements regarding the base rate case, future NJR capital expenditures and infrastructure investments and the ability to construct the SRL.

NEW JERSEY NATURAL GAS FILES BASE RATE CASE FILING WITH
THE NEW JERSEY BOARD OF PUBLIC UTILITIES

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, risks associated with our investments in clean energy projects, including the availability of regulatory and tax incentives, the availability of viable projects, our eligibility for ITCs, the future market for SRECs and electricity prices, and operational risks related to projects in service; the ability to obtain governmental and regulatory approvals, land-use rights, electric grid connection (in the case of clean energy projects) and/or financing for the construction, development and operation of our unregulated energy investments, pipeline transportation systems and NJNG and Midstream infrastructure projects, including NJ RISE, SRL, PennEast and Adelphia Gateway, in a timely manner; risks associated with acquisitions and the related integration of acquired assets with our current operations, including our planned Adelphia Gateway acquisition; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, our Energy Services segment operations and our risk management efforts; the ability to comply with current and future regulatory requirements; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are approved for recovery from customers through the regulatory process, including through future base rate case filings; the impact of a disallowance of recovery of environmental-related expenditures and other regulatory changes; the performance of our subsidiaries; operating risks incidental to handling, storing, transporting and providing customers with natural gas; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; the regulatory and pricing policies of federal and state regulatory agencies; timing of qualifying for ITCs due to delays or failures to complete planned solar projects and the resulting effect on our effective tax rate and earnings; the results of legal or administrative proceedings with respect to claims, rates, environmental issues, natural gas cost prudence reviews and other matters; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to our company; risks related to cyberattack or failure of information technology systems; the impact of volatility in the equity and credit markets on our access to capital; the impact to the asset values and resulting higher costs and funding obligations of our pension and post-employment benefit plans as a result of potential downturns in the financial markets, lower discount rates, revised actuarial assumptions or impacts associated with the Patient Protection and Affordable Care Act; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, and liquidity in the wholesale energy trading market; accounting effects and other risks associated with hedging activities and use of derivatives contracts; the ability to optimize our physical assets; weather and economic conditions; changes to tax laws and regulations; any potential need to record a valuation allowance for our deferred tax assets; the ability to comply with debt covenants; demographic changes in NJR’s service territory and their effect on NJR’s customer growth; the impact of natural disasters, terrorist activities and other extreme events on our operations and customers; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; environmental-related and other uncertainties related to litigation or administrative proceedings; risks related to our employee workforce; and risks associated with the management of our joint ventures and partnerships, and investment in a master limited partnership. The aforementioned factors are detailed in the “Risk Factors” sections of our Form 10-K that we filed with the Securities and Exchange Commission (SEC) on November 20, 2018, which is available on the SEC’s Web site at sec.gov. Information included in this release is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

NEW JERSEY NATURAL GAS FILES BASE RATE CASE FILING WITH
THE NEW JERSEY BOARD OF PUBLIC UTILITIES

About New Jersey Resources
New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and renewable energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,400 miles of natural gas transportation and distribution infrastructure to serve more than half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	NJR Clean Energy Ventures is a leading renewable energy company that invests in, owns and operates residential and commercial solar projects with a total capacity in excess of 250 megawatts, providing residential and commercial customers with low carbon solutions.

●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides customized energy solutions to its customers across North America.
●	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility, as well as its 20 percent equity interest in the PennEast Pipeline Project.

●	NJR Home Services provides service contracts, as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey.

NEW JERSEY NATURAL GAS FILES BASE RATE CASE FILING WITH
THE NEW JERSEY BOARD OF PUBLIC UTILITIES

NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
Visit www.njresources.com.
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